UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2015

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:   (801) 566-1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 1, 2015 at the annual meeting, shareholders of the Company approved or indicated their preference on the following matters submitted to them for consideration:

Elected Kevin L. Cornwell as a director of the Company:
For	1,462,763	Against	93,673	Abstentions	1,421,464

Elected Paul O. Richins as a director of the Company:
For	1,423,315	Against	99,473	Abstentions	1,455,112

Ratified the selection of Jones, Simkins P.C. as the Company’s independent public accounting firm for the year ended December 31, 2015:
For	3,398,332	Against	19,045	Abstentions	14,634

Approved, on an advisory basis, the compensation paid to UTMD’s named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:
For	2,917,235	Against	45,240	Abstentions	15,425

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/04/2015	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO